UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2014

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Deepwater House
Kingswells Causeway
Prime Four Business Park Aberdeen Scotland United Kingdom	AB15 8PU
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: + 44 1224 654436

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 31, 2014, Transocean Partners LLC (the “Company”, “we”, “us” or “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Transocean Partners Holdings Limited (the “Transocean Member”), Transocean Ltd. (“Transocean”), Transocean Inc. and certain affiliates of the Company and Transocean (the “Transocean Parties”) and Morgan Stanley & Co. LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Transocean Member (the “Offering”), and purchase by the Underwriters, of 20,125,000 common units (including 2,625,000 common units being sold pursuant to the exercise of the Underwriters’ option to purchase additional units, which was exercised on August 4, 2014) representing limited liability company interests in the Company (the “Common Units”) at a price to the public of $22.00 per Common Unit.

The material terms of the Offering are described in the prospectus, dated July 31, 2014 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-196958).

The Underwriting Agreement contains customary representations, warranties and agreements of the Transocean Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Transocean Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering closed on August 5, 2014.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Transocean Entities and their respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On August 5, 2014, we and our subsidiaries (the “RigCos”) entered into an omnibus agreement (the “Omnibus Agreement”) with Transocean, the Transocean Member and certain of Transocean’s other subsidiaries.

Noncompetition. Under the Omnibus Agreement, Transocean agreed, and will cause its controlled affiliates (other than us, our subsidiaries and any publicly held affiliates of Transocean) to agree, not to acquire, own, operate or contract for any drilling rig that was constructed in 2009 or later and is operating under a contract for five or more years. For purposes of determining the length of the contract for purposes of the Omnibus Agreement, the drilling contract will be deemed to commence on the commencement date of the drilling contract or the date of execution of an extension related thereto and does not include any unexercised customer option to extend the term of such drilling contract. We refer to these drilling rigs, together with any related contracts and any associated assets, as “Five-Year Drilling Rigs” and to all other drilling rigs, together with any related contracts and any associated assets, as “Non-Five-Year Drilling Rigs.” The restrictions in this paragraph will not prevent Transocean or any of its controlled affiliates (including us and our subsidiaries, except as set forth below) from:

(1) acquiring, owning, operating or contracting for Non-Five-Year Drilling Rigs;

(2) acquiring, owning, operating or contracting one or more Five-Year Drilling Rigs if Transocean offers to sell the drilling rig to us for the greater of (x) acquisition price or (y) its fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in either case any additional taxes (including tax credits used and benefits foregone), flag administration, financing, debt premium prepayment or make-whole costs, consent fees, transaction costs, financial advisory, legal and other similar costs associated with the transfer to us at the time of the acquisition (which we refer to as “break-up costs”);

(3) constructing any drilling rig that, upon commencement of its drilling contract, will become a Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig that is constructed) if, either after the entry into such drilling contract or upon commencement of such drilling contract, Transocean offers to sell such Five-Year Drilling Rig to us (x) for the all-in construction price (if the offer was made after the entry into the drilling contract) or (y) for the greater of (1) the all-in construction price or (2) its fair market value (taking into account the anticipated cash flows under the associated drilling contracts), plus any break-up costs (if the offer was made upon commencement of the drilling contract);

(4) putting a Non-Five-Year Drilling Rig under contract for five or more years and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Five-Year Drilling Rig, Transocean offers to sell the Non-Five-Year Drilling Rig to us for its fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) plus any break-up costs (x) after the time it becomes a Five-Year Drilling Rig and (y) at each renewal or extension of that contract for a term of five years or longer;

(5) acquiring one or more Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting for those drilling rigs; provided, however, that:

(a) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Transocean’s board of directors, Transocean may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Five-Year Drilling Rig(s) to us for the greater of (x) their acquisition price or (y) their fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus any break-up costs; and

(b) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by Transocean’s board of directors, Transocean must notify us of the proposed acquisition in writing in advance of acquiring such business or assets. We will, not later than the 10th calendar day following receipt of such notice, notify Transocean if we wish to acquire any Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with Transocean acquiring the Non-Five-Year Drilling Rigs forming part of that business or package of assets. If we do not notify Transocean of our intent to pursue the acquisition within such 10 calendar days, Transocean may proceed with the acquisition but then must offer to sell Five-Year Drilling Rigs to us as provided in paragraph (a) above;

(6) acquiring a noncontrolling interest in any company, business or pool of assets;

(7) acquiring, owning, operating or contracting any Five-Year Drilling Rig if we do not fulfill our obligation to purchase such drilling rig in accordance with the terms of any existing or future agreement;

(8) acquiring, owning, operating or contracting a Five-Year Drilling Rig subject to the offers to us described in paragraphs (2), (3), (4) and (5)(a) above pending our determination whether to accept such offers and pending the closing of any offers we accept;

(9) providing rig management, operating or similar services relating to any drillship or other drilling rig, including pursuant to a transition services agreement, operating agreement, bareboat charter or other similar agreement;

(10) owning or operating a Five-Year Drilling Rig that Transocean owns and operates as of the closing of this offering (including, for the avoidance of doubt, all drilling rigs under construction or contracted to be constructed that have or are contemplated to have a related drilling contract for five or more years) and that is not included in the fleet of drillships and other drilling rigs to be contributed to us in connection with the closing of this offering;

(11) acquiring, owning, operating or contracting any Five-Year Drilling Rig if we have previously advised Transocean that we consent to such acquisition, operation or contract; or

(12) acquiring, owning, operating or contracting any Five-Year Drilling Rig in transactions with any other members of the Transocean group.

If Transocean or any of its controlled affiliates (other than us, our subsidiaries and any publicly held affiliates of Transocean) acquires, owns, operates or contracts for Five-Year Drilling Rigs pursuant to any of the exceptions described above, it may not subsequently enter into any new drilling contracts for such Five-Year Drilling Rigs without again complying with the provisions described above. The Omnibus Agreement does not prohibit Transocean from forming a new publicly traded entity that will not be subject to the Omnibus Agreement and that may compete with us.

In addition, under the Omnibus Agreement we agreed, and will cause our subsidiaries to agree, not to acquire, own, operate or contract for any Non-Five-Year Drilling Rigs. The restrictions in this paragraph will not prevent us from:

(1) acquiring, owning, operating or contracting any Five-Year Drilling Rig;

(2) acquiring, owning, operating or contracting one or more Non-Five-Year Drilling Rigs if we offer to sell such Non-Five-Year Drilling Rig to Transocean for the greater of (x) acquisition price or (y) its fair market value (taking into account the anticipated cash flows under the associated drilling contracts), plus any break-up costs;

(3) constructing any drilling rig that, upon commencement of its drilling contract, will become a Non-Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig once constructed) if, either after the entry into the drilling contract or upon commencement of the drilling contract, we offer to sell such Non-Five-Year Drilling Rig to Transocean (x) for the all-in construction price (if the offer was made after the entry into the drilling contract) or (y) for the greater of (a) the all-in construction price or (2) its fair market value, plus any break-up costs (if the offer was made upon commencement of such drilling contract);

(4) putting a Five-Year Drilling Rig under contract for less than five years and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Non-Five-Year Rig, we offer to sell such Five-Year Drilling Rig to Transocean for its fair market value (taking into account the anticipated cash flows under the associated drilling contracts) plus any break-up costs (x) after the time it becomes a Non-Five-Year Drilling Rig and (y) at each renewal or extension of that contract (other than a renewal or extension with the existing customer for that rig) for less than five years;

(5) acquiring one or more Non-Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting such Non-Five-Year Drilling Rig; provided, however, that:

(a) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the conflicts committee of our board of directors, we may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Non-Five-Year Drilling Rig to Transocean for the greater of (x) their acquisition price or (y) their fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus any break-up costs; and

(b) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the conflicts committee of our board of directors, we must notify Transocean of the proposed acquisition in writing in advance of acquiring such business or assets. Transocean will, not later than the 10th calendar day following receipt of such notice, notify us if it wishes to acquire any Non-Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with our acquiring the Five-Year Drilling Rigs forming part of that business or package of assets. If Transocean does not notify us of its intent to pursue the acquisition within such 10 calendar days, we may proceed with the acquisition but then must offer to sell Non-Five-Year Drilling Rigs to Transocean as provided in paragraph (a) above;

(6) acquiring a noncontrolling interest in any company, business or pool of assets;

(7) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean does not fulfill its obligation to purchase such Non-Five-Year Drilling Rig in accordance with the terms of any existing or future agreement;

(9) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig that is subject to an offer to purchase by Transocean as described in paragraphs (2), (3), (4) and (5)(a) above, pending Transocean determination whether to accept such offers and pending the closing of any offers Transocean accepts;

(10) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean has previously advised us that it consents to such acquisition, operation or contract; or

(11) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig in transactions with any other members of our company group.

Upon a change of control of us or the Transocean Member, the noncompetition provisions of the Omnibus Agreement will terminate immediately. Upon a change of control of Transocean, the noncompetition provisions of the Omnibus Agreement applicable to Transocean will terminate at the time that is the later of the date of the change of control and the date on which all of our outstanding subordinated units have converted to Common Units.

Transocean’s Obligation to Offer Ultra-Deepwater Drilling Rigs. Under the Omnibus Agreement, Transocean also will be required to offer us the opportunity to purchase not less than a 51 percent interest in four of the following six drillships that are currently under construction within the five years following the closing of this offering at the greater of fair market value (taking into account the anticipated cash flows under the associated drilling contracts) or the all-in construction cost, plus transaction costs: Deepwater Invictus, Deepwater Thalassa, Deepwater Proteus, Deepwater Pontus, Deepwater Poseidon and Deepwater Conqueror.

Right of First Offer on Drilling Rigs. Under the Omnibus Agreement, we and our subsidiaries will grant to Transocean a right of first offer on any proposed sale, transfer or other disposition of any Five-Year Drilling Rigs or Non-Five-Year Drilling Rigs owned by us. This right of first offer will not apply to (a) a sale, transfer or other disposition of drilling rigs between any affiliated subsidiaries or (b) merger with or into, or sale of substantially all of the assets to, an unaffiliated third-party.

Prior to engaging in any negotiation regarding any drilling rig’s disposition with respect to a Five-Year Drilling Rig or any Non-Five-Year Drilling Rig with a non-affiliated third-party, we will deliver a written notice to Transocean setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we and Transocean will negotiate in good faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, we will be able within the next 180 calendar days to sell, transfer, dispose or re-contract the drilling rig to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to the third party than those offered pursuant to the written notice.

Upon a change of control of us or the Transocean Member, the provisions of the Omnibus Agreement relating to the right of first offer with respect to the drilling rigs will terminate immediately.

Rights of First Offer on the Equity Interests in the RigCos. Under the Omnibus Agreement, Transocean has granted us a right of first offer on its remaining ownership interests in each of the RigCos should Transocean decide to transfer, assign, sell or otherwise dispose of such interests. Under the Omnibus Agreement, we and our subsidiaries will grant a similar right of first offer to Transocean on any proposed transfer, assignment, sale or other disposition of any equity interests in each of the RigCos. Any such right of first offer will be subject to our and Transocean’s ability to agree on mutually acceptable terms of purchase, including price. These rights of first offer will not apply to a transfer, assignment, sale or other disposition of any equity interest in the RigCos between any controlled affiliates.

Prior to engaging in any negotiation regarding any disposition of equity interests in any of the RigCos to an unaffiliated third party, we or Transocean, as the case may be, will deliver a written notice to the other party setting forth the proposed material terms and conditions of the proposed transactions. During the 30-day period after the delivery of such notice, we and Transocean will negotiate in good-faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, we or Transocean, as the case may be, will be able, within the next 180 days, to transfer, assign, sell or otherwise dispose of any equity interest in the RigCos to an unaffiliated third party (or agree in writing to undertake such transaction with a third party) on terms generally no less favorable to us or Transocean, as the case may be, than those included in the written notice.

Upon a change of control of us or the Transocean Member, the provisions of the Omnibus Agreement relating to the right of first offer with respect to the equity interests in the RigCos will terminate automatically. Upon a change of control of Transocean, the right of first offer provisions applicable to Transocean under the Omnibus Agreement will terminate at the later of (a) the date on which all of the outstanding subordinated units have converted into common units and (b) the date of the change of control of Transocean.

Indemnification. Under the Omnibus Agreement, Transocean will indemnify us after the closing of this offering for a period of five years against certain environmental and human health and safety liabilities with respect to the assets contributed or sold to us to the extent arising prior to the time they were contributed or sold to us. Liabilities resulting from a change in law after the closing of this offering are excluded from the environmental indemnity. There is an aggregate cap of $10 million on the amount of indemnity coverage provided by Transocean for such environmental and human health and safety liabilities. No claim for indemnification may be made unless the aggregate dollar amount of all claims exceeds $500,000, in which case Transocean is liable for claims only to the extent such aggregate amount exceeds $500,000.

Transocean will also indemnify us to the full extent of any liabilities related to:

• certain defects in title to Transocean’s assets contributed or sold to the RigCos and any failure to obtain, prior to the time they were contributed, certain consents and permits necessary to conduct, own and operate such assets, which liabilities arise within three years after the closing of this offering;

• any judicial determination substantially to the effect that the Transocean affiliate that transferred any of our initial assets to us pursuant to the contribution agreement did not receive reasonably equivalent value in exchange therefor or was rendered insolvent by such transfer;

• tax liabilities attributable to the operation of the assets contributed or sold to the RigCos prior to the closing of this offering; and

• any lost revenue arising out of the failure to receive an operating dayrate from Chevron for Discoverer Clear Leader, up to $100 million, for the period commencing on the closing date of this offering through the completion of its 2014 special periodic survey.

In addition, Transocean will indemnify us after the closing of this offering against any liabilities arising out of the Macondo well incident occurring prior to this offering and any liabilities (other than taxes) arising from Transocean’s or its subsidiaries’ failure to comply with the Consent Decree, the EPA Agreement or any similar decree or agreement. There is no monetary cap on the amount of the indemnity provided by Transocean related to the Macondo well incident, the Consent Decree, the EPA Agreement or any similar decree or agreement. However, these indemnities does not cover or include any amount of consequential damages, including lost profits or revenues.

Amendments. The Omnibus Agreement may not be amended without the prior approval of the conflicts committee of our board of directors if the proposed amendment will, in the reasonable discretion of our board of directors, adversely affect holders of the Common Units.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Master Services Agreements

On August 5, 2014, we will entered into master services agreements (the “Master Services Agreements’) with Transocean, pursuant to which Transocean or its affiliates will provide certain administrative, technical and non-executive management services to us and the RigCos and any of our other subsidiaries. Each Master Sevices Agreement has an initial term of five years.

Each of the Master Services Agreements may be terminated prior to the end of its term by us (i) upon 90 days’ written notice for any reason in the sole discretion of our board of directors or (ii) immediately upon written notice if Transocean or its affiliates (other than us and our subsidiaries) breaches any material obligation of the master services agreements and such breach shall continue for a period of 90 days after written notice has been delivered. Each of the Master Services Agreements may be terminated prior to the end of its term by Transocean upon 90 days’ written notice of (i) a change of control of us or (ii) removal of the Transocean Member. In addition, each of the Master Services Agreements may be terminated prior to the end of its term by either us or Transocean within 90 days of the other party upon the occurrence of specified bankruptcy, insolvency or similar events.

If requested by us or our subsidiaries, the administrative, technical, management and marketing services provided by Transocean and its affiliates will include:

• Headquarter Support: advice and assistance with executive oversight, accounting, finance, tax, legal, investor relations, procurement and similar activities;

• Company Records: assistance with the maintenance of all original corporate documents and archival of contracts and other documents;

• Financing: assistance in matters relevant to the financing of our activities, including forecasting, budgeting, accounts payable and receivable processing, taxation, accounting, the identification of sources of potential financing and assistance in negotiation of financing arrangements;

• Human Resources: assistance in human resources matters, including hiring and recruiting, payroll processing, employee compensation and benefits administration and employee career development;

• Insurance: advice and assistance in insurance and risk management administration, filing and managing claims and the procurement of additional insurances as may be necessary;

• Safety and Training: assistance in handling accidents involving our drilling rigs, safety and quality control and employee training;

• Legal Services/Disputes: assistance in legal matters, including preparation and oversight of public company reporting and compliance, general commercial and business matters and prosecution or defense of any and all legal proceedings by or against us (provided that Transocean will not be obligated to provide legal services with respect to matters in which we are adverse to Transocean);

• Compliance Services: advice and assistance in compliance program matters including the development and implementation of an effective compliance program, code of conduct and other policies and guidelines and any applicable obligations under the Consent Decree, EPA Agreement and other governmental agreements;

• Operations Services: assistance in the establishment of global operating procedures and standards of our drilling rigs, as well as ongoing evaluation and support;

• Engineering and Technology Services: assistance with engineering and technology services relating to equipment modification;

• Incident Management: assistance in handling any incidents involving our drilling rigs in the course of operations;

• Software: licenses for all software used in connection with our drilling rigs, other than software licensed from third parties;

• Treasury Services: assistance for all treasury functions, including cash management, making and managing investments, administering bank accounts, collecting amounts due from third parties, settling debts and settling inter-company accounts;

• Sale and Purchase of Assets: assistance with sale and purchase of assets on behalf of our subsidiaries, including the completion and integration of such sales and purchases;

• Procurement: assistance in global procurement, including purchasing services, logistics services and system administration;

• Technical Supervision: assistance with services in relation to the technical and operating management of our drilling rigs; and

• Marketing Services: advice and assistance in marketing our drilling rigs, including collecting market information, market analysis, identification of commercial agents and potential customers, negotiation and communication of contractual commitments, administration of contract modifications and disputes, monitoring of customer satisfaction, identification of contract opportunities and preparation of bids.

Each month, we will reimburse Transocean for the cost of all direct labor, materials and expenses incurred in connection with the provision of these services, plus an allocated portion of Transocean’s shared and pooled direct costs, indirect costs and general and administrative costs as determined by Transocean’s internal accounting procedures. In addition, we will pay Transocean a fee equal to the greater of (i) five percent of its costs and expenses incurred in connection with providing services to us for the month or, in the case of the provision of capital spares or inventory, a four percent markup on the capital spare or inventory plus a four percent markup on the allocable share of the costs of providing such services and, (ii) the markup required by applicable transfer pricing rules. If Transocean incurs costs and expenses from third parties in the course of subcontracting the performance of services, we must reimburse Transocean at cost and are not required to pay a service fee, unless required by applicable transfer pricing rules. Amounts payable under the master services agreements must be paid within 30 days after Transocean submits to us invoices for such fees, costs and expenses.

Under the Master Services Agreements, we will indemnify Transocean and its affiliates, directors, officers, employees, agents and subcontractors against all actions which may be brought against them in connection with the services it performs under the master services agreements, except to the extent caused by Transocean’s gross negligence, willful misconduct or fraud. Transocean will only indemnify us for damages brought in connection with the services it performs under the master services agreements to the extent caused by such gross negligence, willful misconduct or fraud except for damages arising from services rendered by Transocean in connection with certain drilling contracts with indemnity provisions that do not conform to Transocean’s contracting principles, for which Transocean will not indemnify us, regardless of cause. Transocean’s obligation to indemnify us for gross negligence or willful misconduct is limited to 10 times the annual services fee in the calendar year period prior to the occurrence giving rise to the damages, and Transocean will generally have limited obligations to us for any failure to perform under such agreement in the absence of such indemnity.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Master Services Agreements, which is filed as Exhibits 10.2 and 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Secondment and Support Agreements

We rely on Transocean to provide us with our executives, the rig crews and other personnel pursuant to a secondment agreement dated August 5, 2014 (the “Secondment Agreements”). All persons provided to us pursuant to the Secondment Agreement will remain on the payroll and benefit plans of Transocean but will be under our day-to-day control and management. We will reimburse Transocean for the pro rata gross payroll costs of each seconded employee in proportion to the time allocated to us by the seconded employee, including base pay, any incentive compensation and any benefits costs. We will also reimburse Transocean for any applicable unemployment taxes, Social Security taxes, workers compensation coverage and severance costs (and any foreign equivalents of such taxes) in the amount allocable to the secondment. Transocean will invoice us quarterly for amounts payable under the Secondment Agreement. The Secondment Agreement may be terminated by Transocean or us upon 90 days written notice.

Certain administrative professionals, including our chief financial officer, are provided to us by Transocean pursuant to a support agreement dated August 5, 2014 (the “Support Agreement”). The persons providing services to us pursuant to the Support Agreement will remain on Transocean’s payroll and will perform their services on or at Transocean’s facilities. Transocean will be solely responsible for all matters pertaining to their employment, compensation and discharge. Such persons may spend only a portion of their time providing services to us and they may be engaged in other work separate from support services on our behalf. We will reimburse Transocean for the pro rata expenses associated with the compensation and benefits of all persons covered by the Support Agreement according to the time spent by each person in providing us support services as well as certain direct costs and expenses incurred in offering the services. The Support Agreement may be terminated by mutual agreement of Transocean and us.

We are also responsible under both the Secondment Agreement and the Support Agreement for any excise, sales, use, transfer, stamp, documentary, filing, recordation or similar taxes and any value added, goods and services or similar recoverable indirect and other similar taxes imposed as a result of the Secondment Agreement or the Support Agreement. In addition, we will indemnify Transocean for any liabilities that may arise from events with respect to the seconded employees or personnel providing services under the Support Agreement, except to the extent caused by the gross negligence, willful misconduct or fraud of such persons. Transocean will indemnify us for any liabilities that may arise from the failure of Transocean to carry out its duties for the payment of payroll, costs and expenses for seconded employees or personnel providing services under the Support Agreement, or the provision of benefits related thereto.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Secondment Agreement and the Support Agreement, which is filed as Exhibits 10.4 and 10.5, respectively, to this Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

In connection with the closing of the Offering, we will entered into a contribution agreement with the Transocean Member and certain of its subsidiaries that will effect certain of formation transactions described in the Prospectus under “Summary—Formation Transactions,” including the transfer of 51 percent of the ownership interest in each of the RigCos.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the contribution agreement, which is filed as Exhibit 10.6 to this Form 8-K and incorporated in this Item 1.01 by reference.

Five-Year Revolving Credit Facility

On August 5, 2014, we entered into a credit agreement with a Transocean affiliate to establish a committed $300 million five-year revolving credit facility that allows for uncommitted increases in amounts agreed to by Transocean and us (the “Five-Year Revolving Credit Facility”). We may borrow under the Five-Year Revolving Credit Facility at either (1) the adjusted London Interbank Offered Rate plus a margin, or the revolving credit facility margin, or (2) the base rate specified in the credit agreement plus the revolving credit facility margin, less one percent per annum. The revolving credit facility margin will fluctuate based on our leverage ratio. Throughout the term of the Five-Year Revolving Credit Facility, we will pay a commitment fee on the daily unused amount of the underlying commitment, which ranges from 0.225 percent to 0.325 percent depending on our leverage ratio. Among other things, the Five-Year Revolving Credit Facility includes limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions, mergers and the sale of substantially all assets. The Five-Year Revolving Credit Facility also includes a covenant imposing a maximum ratio of debt to Adjusted EBITDA (as defined in the agreement) of 5.0 to 1.0, with certain adjustments during a specified acquisition period. Borrowings under the Five-Year Revolving Credit Facility are subject to acceleration upon the occurrence of an event of default.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Five-Year Revolving Credit Facility, which is filed as Exhibit 10.7 to this Form 8-K and incorporated in this Item 1.01 by reference.

364-Day Working Capital Note Payable and Related Agreements

In connection with the closing of the Offering, we issue a 364-day working capital note payable (the “364-Day Working Capital Note Payable”) of approximately $44 million to an affiliate of Transocean. We entered into this note payable in exchange for cash proceeds of $44 million, all or a portion of which we paid to the Transocean Member for our pro rata share of certain working capital balances. The 364-Day Working Capital Note Payable is payable at maturity and bears interest at a rate equal to the rate for Eurocurrency loans under our Five-Year Revolving Credit Facility. Amounts under the 364-Day Working Capital Note Payable may be repaid early without penalty, and amounts repaid cannot be reborrowed.

The proceeds from the 364-Day Working Capital Note Payable were used as partial consideration for contributed working capital in connection with our acquisition of interests in the RigCos. In connection with the acquisition, an affiliate of Transocean has agreed to guarantee the payment of any receivables held by the RigCos at the closing of the acquisition. In addition, the assignment and bill of sale agreements (the “Bills of Sale”) for the acquisition contain a true-up mechanism whereby we will pay an affiliate of Transocean for the amount by which our pro rata share of actual net working capital as determined within 60 days after the acquisition exceeds our pro rata share of estimated net working capital at the time of the acquisition and the Transocean affiliate will pay us if such actual net working capital is less than such estimated net working capital.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the 364-Day Working Capital Note Payable and the Bills of Sale, which are filed as Exhibits 10.8, 10.9, 10.10 and 10.11, respectively, to this Form 8-K and incorporated in this Item 1.01 by reference.

Long Term Incentive Plan

In connection with the Offering, we adopted the Transocean Partners LLC 2014 Incentive Compensation Plan (“ICP”) for our employees and non-employee directors and for employees of our affiliates who are seconded to us or who provide services to us. We may issue our non-employee directors, executive officers and other employees and employees of our affiliates long-term equity based awards under the plan, which awards will be intended to attract and retain qualified employees and non-employee directors, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of our company. All determinations with respect to awards to be made under our ICP will be made by our board of directors or, with respect to employees, any committee thereof that may be established for such purpose or by any delegate of the board of directors or such committee, subject to applicable law and the terms of the ICP, which we refer to as the administrator.

The ICP will provide for the grant, from time to time at the discretion of the administrator, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards. The ICP will limit the number of units that may be delivered pursuant to awards to 3,448,276 Common Units, subject to proportionate adjustment in the event of unit splits and similar events. Common Units subject to awards that are canceled, forfeited, or otherwise terminated without delivery of the Common Units will be available for delivery pursuant to other awards. However, Common Units that are withheld or tendered to pay taxes or an exercise price with respect to an award, including through net settlement, will reduce the number of units available and will not again be available for delivery pursuant to other awards. Any units we repurchase on the open market using the proceeds from the exercise of an award will not increase the number of units available for delivery pursuant to other awards. To the extent permitted by law and applicable exchange listing rules, substitute awards and units issued in place of outstanding awards will not be counted against the units available under the ICP.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the ICP, which is filed as Exhibit 10.12 to this Form 8-K and incorporated in this Item 1.01 by reference.

Indemnity Agreement

On August 1, 2014, our board of directors adopted a form of indemnity agreement for our directors and officers, pursuant to which we will agree to indemnity persons serving as our directors and officers or as directors and officers of our subsidiaries. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the indemnity agreement, which is filed as Exhibit 10.13 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In March 2014, we entered into credit agreements with a Transocean affiliate, establishing credit facilities with an aggregate borrowing capacity of $300 million that will expire on March 31, 2017. On August 5, 2014, we terminated these credit agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

In connection with the closing of the Offering, we completed the transactions described in the Prospectus under “Summary—Formation Transactions.” The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the contribution agreement, which is filed as Exhibit 10.6 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under “Five-Year Revolving Credit Facility” and “364-Day Working Captial Note Payable and Related Agreements” described in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance by the Company of securities to the Transocean Member on July 29, 2014 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. On July 29, 2014, we issued (a) to the Transocean Member (i) 41,379,310 Common Units and 27,586,207 subordinated units, representing a 60 percent and a 40 percent limited liability company interest in us, (ii) the non-economic Transocean Member interest, and (iii) all of the incentive distribution rights, which entitle the Transocean Member to increasing percentages of the cash that we distribute in excess of $0.416875 per unit per quarter, and (b) to an affiliate of Transocean the 354-Day Working Capital Note Payable of approximately $44 million for cash proceeds of $44 million, all or a portion of which we paid to the Transocean Member for our pro rata share of certain working capital balances. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Company believes that exemptions other than the foregoing exemption may exist for these transactions.

The subordination period generally will end if we have earned and paid at least $1.45 (the minimum quarterly distribution on an annualized basis) on each outstanding common and subordinated unit for any three consecutive, non-overlapping four-quarter periods ending on or after June 30, 2019, provided there are no arrearages on our common units at that time. The subordination period also will end upon the removal of the Transocean Member other than for cause if no subordinated units or common units held by the Transocean Member or its affiliates are voted in favor of that removal. When the subordination period ends as provided above, all subordinated units will convert into Common Units on a one-for-one basis, and all Common Units will no longer be entitled to arrearages.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the ICP provided above under Item 1.01 is incorporated herein by reference.

On August 1, 2014, our board of directors adopted the Transocean Partners LLC Executive Severance Policy (the “Policy”). The Policy provides for the provision of certain benefits to participating executive officers, including our chief executive officer, following an eligible termination. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Policy, which is filed as Exhibit 10.14 to this Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the closing of the Offering, we amended and restated our limited liability company (as amended, the “Limited Liability Company Agreement”). A description of the Limited Liability Company Agreement is contained in the section of the Prospectus entitled “The Limited Liability Company Agreement” and is incorporated herein by reference.

The foregoing description and the description in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Limited Liability Company Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 31, 2014

3.1	Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC, dated as of July 29, 2014

10.1	Omnibus Agreement dated as of August 5, 2014

10.2	Master Services Agreement dated as of August 5, 2014 (Transocean Offshore Deepwater Drilling Inc.)

10.3	Master Services Agreement dated as of August 5, 2014 (Transocean Partners Holdings Limited)

10.4	Secondment Agreement dated as of August 5, 2014

10.5	Support Agreement dated as of August 5, 2014

10.6	Contribution Agreement dated as of July 29, 2014

10.7	Revolving Credit Facility Agreement, dated as of August 5, 2014, between Transocean Partners LLC, as borrower, and Transocean Financing GmbH, as lender

10.8	364-Day Working Capital Note Payable dated as of July 29, 2014

10.9	Bill of Sale regarding Transocean RIGP DIN LLC dated as of August 1, 2014

10.10	Bill of Sale regarding Transocean RIGP DCL LLC dated as of August 1, 2014

10.11	Bill of Sale regarding Transocean RIGP DD3 LLC dated as of August 1, 2014

10.12	2014 Long-Term Incentive Plan of Transocean Partners LLC

10.13	Form of Indemnity Agreement

10.14	Transocean Partners LLC Executive Severance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: August 5, 2014	By:	/s/ Raoul F. Dias
Raoul F. Dias
Secretary

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 31, 2014

3.1	Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC, dated as of July 29, 2014

10.1	Omnibus Agreement dated as of August 5, 2014

10.2	Master Services Agreement dated as of August 5, 2014 (Transocean Offshore Deepwater Drilling Inc.)

10.3	Master Services Agreement dated as of August 5, 2014 (Transocean Partners Holdings Limited)

10.4	Secondment Agreement dated as of August 5, 2014

10.5	Support Agreement dated as of August 5, 2014

10.6	Contribution Agreement dated as of July 29, 2014

10.7	Revolving Credit Facility Agreement, dated as of August 5, 2014, between Transocean Partners LLC, as borrower, and Transocean Financing GmbH, as lender

10.8	364-Day Working Capital Note Payable dated as of July 29, 2014

10.9	Bill of Sale regarding Transocean RIGP DIN LLC dated as of August 1, 2014

10.10	Bill of Sale regarding Transocean RIGP DCL LLC dated as of August 1, 2014

10.11	Bill of Sale regarding Transocean RIGP DD3 LLC dated as of August 1, 2014

10.12	2014 Long-Term Incentive Plan of Transocean Partners LLC

10.13	Form of Indemnity Agreement

10.14	Transocean Partners LLC Executive Severance Policy